CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of TICC Capital Corp. of our report dated March 15, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting of TICC Capital Corp., which appears in such Registration Statement. We also consent to the references to us under the headings “Selected Financial and Other Data” and “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY

August 28, 2012